EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-225948 of Liberty Energy Inc. on Form S-8 of our report dated June 23, 2026, relating to the financial statements and supplemental schedule of Liberty Energy Services 401(k) Savings Plan appearing in this Annual Report on Form 11-K of Liberty Energy Services 401(k) Savings Plan for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado
June 23, 2026